As filed with the Securities and Exchange Commission on August 24, 2006

Registration No. 333- _____________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APA ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1347235
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2950 NE 84th Lane
Blaine, Minnesota 55449
(Address of Principal Executive Offices) (Zip Code)

2007 STOCK COMPENSATION PLAN
(Full title of the plan)

Anil K. Jain
2950 NE 84th Lane
Blaine, Minnesota 55449
(Name and address of agent for service)

(763) 784-4995
(Telephone number, including area code, of agent for service)

Copies to:
Janna R. Severance, Esq.
Messerli & Kramer P.A.
1800 Fifth Street Towers
150 South Fifth Street
Minneapolis, MN 55402
Telephone: (612) 672-3600

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 is to file as Exhibit 10.15 the 2007 Stock Compensation Plan, which was inadvertently omitted from the original filing.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blaine, State of Minnesota, on August 23, 2006.

APA ENTERPRISES, INC

By:	/s/Anil K. Jain
Anil K. Jain, President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Anil K. Jain	Chief Executive Officer (Principal executive	August 23, 2006
Anil K. Jain	officer) , Chief Financial Officer (principal financial officer) and director

/s/ Chris Goettl *	Controller	August 23, 2006
Chris Goettl	(principal accounting officer)

/s/ John G. Reddan *	Director	August 23, 2006
John G. Reddan

/s/ Ronald G. Roth *	Director	August 23, 2006
Ronald G. Roth

/s/ Stephen L. Zuckerman *	Director	August 23, 2006
Stephen L. Zuckerman

* Executed by the undersigned as Attorney in Fact

/s/ Chris Goettl
Chris Goettl
August 23, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.15	2007 Stock Compensation Plan

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm